U.S. Securities and Exchange Commission
                                Washington, D.C.



                                    Form 8-K

  Current Report pursuant to Section 13 of the Securities Exchange Act of 1934




                         Date of Report: March 31, 1999


                       TeleHub Communications Corporation
             (Exact Name of Registrant as Specified in its Charter)

     Nevada                         333-61441                 36-413-6730
(Jurisdiction of            (Commission File Number)        (I.R.S. Employer
  incorporation)                                          Identification Number)

                                 Co-Registrants
                      TeleHub Network Services Corporation
                        TeleHub Technologies Corporation
                           TeleHub Leasing Corporation
          (Exact Name of Co-Registrants as Specified in their Charters)

     Illinois                       333-61441                 36-406-6622
      Nevada                        333-61441                 36-421-3797
      Nevada                        333-61441                 36-335-3108
(Jurisdiction of            (Commission File Number)        (I.R.S. Employer
  incorporation)                                          Identification Number)


                     John R. Lawson, Chief Financial Officer
                       TeleHub Communications Corporation
                        1375 Tri-State Parkway, Suite 250
                             Gurnee, Illinois 60031
                                 1 (800) TELEHUB
              (Address, including zip code, & telephone number, of
                   Registrants' principal executive offices)

Item 5.  Other Events

         TeleHub Communications Corporation, a Nevada corporation (the "Company"), has agreed to enter into a strategic joint venture with Newbridge Networks Corporation, a Canadian corporation ("Newbridge"), for the purpose of developing and marketing the Company's Virtual Access Service Platform ("VASP(TM)") call server technology (the "Proposed Transaction"). Newbridge is a leading Asynchronous Transfer Mode ("ATM") switch manufacturer (a principal market for the VASP(TM) technology), with approximately 25% of the worldwide installed ATM-switch base. The Company has decided to enter into the Joint Venture for the following principal reasons:

(i) The Joint Venture will enable the Company to partner with a leading ATM switch manufacturer with significantly greater financial, sales, marketing and product support infrastructure, and existing strategic relationships than the Company. In addition, Newbridge's engineering resources will allow an accelerated and more robust roll-out of planned VASP(TM) enhancements. The Company and Newbridge believe that together they will capture a significant portion of the emerging market to replace legacy circuit switches with multiservice packet switches. Leveraging Newbridge's resources, the Company believes that it can more rapidly utilize its first-to-market advantage and gain increased market share.

(ii)  The Joint Venture will provide  substantial  working capital to accelerate
      the  rollout  of  planned   VASP(TM)   enhancements   and   capitalize  on
      first-to-market advantages.

(iii) The Joint Venture will provide the Company with an additional $30 million of working capital for continued expansion of its ATM network, which is presently maintained and operated by the Company's TeleHub Network Services Corporation subsidiary.

         In the Joint Venture, the Company and TeleHub Technologies Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company ("TTC") will transfer their VASP(TM)- related assets to TeraBridge Technologies Corporation, a newly-formed Nevada corporation ("TeraBridge"). The Company will receive 506,667 TeraBridge common shares ("TeraBridge Shares"), TTC will receive 16,200,000 TeraBridge Shares and TeraBridge will assume $22 million of TTC debt owed to Company for VASP(TM) development costs. After completion of this transfer, Newbridge will purchase 19% of TeraBridge's common stock for $60 million (the "Newbridge Initial Investment") from TeraBridge and Company: $52 million to TeraBridge for 3,293,333 newly-issued TeraBridge Shares; and $8 million to Company for 506,667 TeraBridge Shares. Both the Company and
TeraBridge (after repaying the $22 million debt to Company) will use the proceeds received from Newbridge for their working capital needs. Closing of the Joint Venture is subject to customary conditions, especially obtaining all regulatory approvals and receiving the consent of the Company's bondholders. Assuming all conditions are satisfied, the Company anticipates that the Joint Venture will commence in May 1999.

         During the year following commencement of the Joint Venture, Newbridge will have an option to increase its ownership of TeraBridge up to 50% for an additional $10 million. This additional $10 million investment will be effected by the issuance of new TeraBridge Shares to Newbridge and the proceeds will be retained by TeraBridge for working capital and general corporate purposes.





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


Item 5.  Other Events, continued

Resignation of Barry C. Lescher, Director and Assistant corporate Secretary. Effective March 31, 1999, Mr. Barry C. Lescher resigned his positions with the Registrants in order to pursue other interests. Prior to his resignation, Mr. Lescher had served as a Director and Assistant corporate Secretary for TeleHub Communications Corporation and as an executive for the Company's subsidiaries. Mr. Lescher stated that his resignation did not result from disagreement over any matter relating to Registrants' operations, policies or practices.


Item 7.    Financial Statements and Exhibits
       (a) Financial Statements of Businesses Acquired.    None Required.
       (b) Pro Forma Financial Information.  Not Applicable.
       (c) Exhibits
           (10)   Material Contracts

                  (10.37) Press Release  announcing  Joint Venture,  dated April
                          6, 1999.

                  (10.38) Organization    Agreement   between    TeleHub,   TCC,
                          TeraBridge and Newbridge, dated March 31, 1999.

                  (10.39) Stockholder Agreement between TeleHub, TCC, TeraBridge and Newbridge, dated March 31, 1999.














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


                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  TeleHub Communications Corporation
                                  Telehub Network Services Corporation
                                  Telehub Technologies Corporation
                                  Telehub Leasing Corporation

April 14, 1999                    By:    /s/ John R. Lawson
                                      ----------------------------------------
                                      John R. Lawson, Chief Financial Officer
                                      of each Registrant





























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


                                  Exhibit Index

Exhibit           Description
(10)              Material Contracts

                  (10.37)    Press  Release  announcing  Joint  Venture,   dated
                             April 6, 1999.

                  (10.38)    Organization   Agreement   between  TeleHub,   TCC,
                             TeraBridge and Newbridge, dated March 31, 1999.

                  (10.39)    Shareholder   Agreement   between   TeleHub,   TCC,
                             TeraBridge and Newbridge, dated March 31, 1999.





























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